Exhibit 99.1

athenahealth Announces Chief Financial Officer Transition

John A. Kane Appointed Interim Chief Financial Officer

Karl Stubelis Steps Down to Pursue Other Opportunities

Company Reaffirms Fiscal Year 2017 Guidance

WATERTOWN, Mass. – July 14, 2017 – athenahealth, Inc. (NASDAQ: ATHN), a leading provider of network-enabled services for hospital and ambulatory clients nationwide, today announced that John A. “Jack” Kane, a member of the athenahealth Board of Directors and current chair of the Board’s Audit Committee, will serve as interim chief financial officer, effective July 21, 2017. Karl Stubelis is stepping down as chief financial officer to pursue other opportunities. To help ensure a smooth transition, Mr. Stubelis will continue to support the Company through the reporting of athenahealth’s 2017 second quarter results. athenahealth has initiated a search to identify a permanent CFO and has retained DHR International to assist in the process.

Jonathan Bush, chairman and chief executive officer of athenahealth, said, “This CFO transition reflects our commitment to ensuring that athenahealth has world-class leaders to support the Company and our increased scale and scope. We intend to focus our CFO search on leaders who bring a record of operating discipline and value-creating capital allocation. I look forward to working closely with the athenahealth Board, especially Jack Kane and Tom Szkutak, former CFO of Amazon, to identify the best individual for the role.”

“Jack’s knowledge of athenahealth and his experience serving as the CFO of another public healthcare technology company make him well suited to serve as interim CFO during this transition,” Mr. Bush continued. “We are pleased to benefit from his expertise and counsel in this expanded role.”

Mr. Kane said, “I look forward to working closely with the athenahealth team as I take on these additional responsibilities. We share Jonathan’s confidence in athenahealth and his focus on identifying a CFO who can serve as a strong partner to the senior management team in guiding the Company’s success.”

Mr. Bush concluded, “I want to thank Karl for his contributions and wish him well in his future endeavors.”

In connection with today’s announcement, the athenahealth Board intends to reconstitute its Audit Committee and expects to appoint Tom Szkutak as chair, effective with Mr. Kane’s appointment as interim CFO.

Exhibit 99.1

2017 Guidance Reaffirmed

athenahealth today reaffirmed its fiscal year 2017 guidance, previously provided on April 27, 2017:

For the Fiscal Year Ending December 31, 2017
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,210 million - $1,250 million
GAAP Operating Income	$36 million - $46 million
Non-GAAP Adjusted Operating Income	$120 million - $140 million
Financial Metric
Annual Bookings	$350 million - $400 million

About John A. Kane

John A. “Jack” Kane has served as a member of the athenahealth Board of Directors since July 2007. Mr. Kane served as chief financial officer and treasurer of IDX Systems Corporation (“IDX”), a healthcare software technology company, from October 1984 until it was acquired by General Electric Healthcare in January 2006, after which he served as a vice president of General Electric Healthcare from January 2006 to December 2006. While at IDX, Mr. Kane guided the company through more than a dozen acquisitions and at various times managed the finance, facilities, legal, human resources, and information systems functions for the company. Since his retirement in 2006, Mr. Kane has served as a director of several private organizations, and also served as a director of Merchants Bancshares, Inc. (MBVT) from 2005 to 2014. Prior to his employment with IDX, Mr. Kane worked as an audit manager at Ernst & Young LLP in Boston. Mr. Kane received his B.S. and a Master of Accountancy from Brigham Young University.

About athenahealth, Inc.

athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 99,000 providers and 88 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including our fiscal 2017 guidance; statements regarding the announced leadership transition; statements regarding our CFO search process; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2017 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to maintain consistently high growth rates due to lengthening customer sales cycles; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership transitions and initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Exhibit 99.1

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited, in millions, except per share amounts)

Please note that the figures presented below may not sum exactly due to rounding.

Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2017, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2017
Total revenue	$1,210	$1,250

GAAP operating income	$36	$46

GAAP operating income margin	3.0%	3.7%

Add: Stock-based compensation expense	60	70
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	17	17
Add: Integration and transaction costs	5	5
Add: Exit costs, including restructuring (1)	—	—
Add: Gain or loss on investments (1)	—	—

Non-GAAP Adjusted Operating Income	$120	$140

Non-GAAP Adjusted Operating Income Margin	9.9%	11.2%

(1) We currently do not anticipate exit costs, including restructuring or gain or loss on investments during fiscal year 2017. However, if these items occur in fiscal year 2017, we would exclude these items from our Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Income Margin.

Exhibit 99.1

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

In Q4 2016, management redefined “Non-GAAP Adjusted Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management defines “Service Automation Profit,” formerly referred to as Non-GAAP Adjusted Gross Profit, as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, (4) exit costs, including restructuring costs allocated to cost of revenue, (5) amortization and depreciation expense allocated to cost of revenue, and (6) overhead expense allocated to cost of revenue, and “Service Automation Rate,” formerly referred to as Non-GAAP Adjusted Gross Margin, as Service Automation Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.

Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also

Exhibit 99.1

because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•

Gain or loss on investments — represents gains or losses on the sales, conversions, or impairments of our investments, such as marketable securities and More Disruption Please Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
617-402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
617-402-1631